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                                                                    EXHIBIT 99.1


COMPANY PRESS RELEASE

Source:  Fleming Companies, Inc.

FLEMING COMPANIES, INC. MAKES AVAILABLE PRESENTATION

DALLAS, Texas--August 6, 2002--Fleming Companies, Inc. (NYSE: FLM) gave a presentation to investors and analysts on August 5, 2002. An audio replay of the presentation may be heard by dialing (888) 203-1112, passcode 389992. A webcast of the presentation may be accessed at https://cis.premconf.com/sc/scw.dll/usr?cid=vlllrdddlczvszsls.

Any statements in this press release and the presentation that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. For a description of important factors which could cause actual results to differ from those contained in the forward-looking statements, see the reports and documents Fleming files from time to time with the Securities and Exchange Commission. Fleming is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.